Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - May 2007

Series Deal Size Expected Maturity		1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
Yield		16.66%	16.67%	16.66%
Less:	Coupon	5.62%	5.57%	5.56%
	Servicing Fee	1.50%	1.50%	1.50%
	Net Credit Losses	3.68%	3.68%	3.68%
Excess Spread:
	May-07	5.86%	5.92%	5.92%
	April-07	5.25%	5.29%	5.31%
	March-07	6.73%	6.78%	6.80%
Three Month Average Excess Spread		5.95%	6.00%	6.01%
Delinquency:
	30 to 59 Days	0.80%	0.80%	0.80%
	60 to 89 Days	0.59%	0.59%	0.59%
	90+ Days	1.38%	1.38%	1.38%
	Total	2.77%	2.77%	2.77%
Principal Payment Rate		19.84%	19.84%	19.84%